THE SECURITIES REPRESENTED BY THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

                               PURE BIOFUELS CORP.

                             STOCK PURCHASE WARRANT

Date of Issuance:  January 24, 2008                            Certificate No. 3

     FOR VALUE RECEIVED, Pure Biofuels Corp., a corporation organized and existing under the laws of the State of Nevada (the "Company"), hereby grants to Plainfield Peru II LLC or its registered assigns (the "Holder") the right to purchase from the Company, 122,605 shares of the Company's Common Stock (the "Warrant Shares") at a price per share equal to the Exercise Price (as adjusted from time to time in accordance herewith). Certain capitalized terms used herein are defined in Section 5 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

1. Exercise of Warrant.

     1.1 Exercise Period. The Holder may exercise, in whole or in part the purchase rights represented by this Warrant at any time and from time to time after the Amendment Date (as defined in Section 4 hereof) to and including January 24, 2015 (the "Exercise Period").

     1.2 Exercise.

          (a) The Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant to the Company at its principal office and upon payment of the Exercise Price by wire transfer or cashier's check drawn on a United States bank or by means of a cashless exercise pursuant to
Section 1.2 (c).

          (b) This Warrant shall be deemed to have been exercised and such certificate or certificates representing the Warrant Shares to be issued in connection with such exercise shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become the Holder of record of such Warrant Shares for all purposes, as of the date the Warrant has been exercised in accordance with the terms hereof, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be physically delivered to the Holder. No deduction shall be made from the amount paid by the Holder for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith

          (c) This Warrant may be exercised by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

          (A) = the Market Price on the date of such election;

          (B) =  the Exercise Price of the Warrants, as adjusted; and

          (X) = the number of Warrant Shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant;

provided, however, that this cashless exercise provision may only be utilized with respect to 50% of the Warrant Shares issuable upon exercise of this Warrant.

          (d) The Company shall pay all documentary stamp taxes attributable to the issuance of Warrant Shares underlying this Warrant upon the exercise as provided herein; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for Warrant Shares underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

     1.3 Partial Exercise. The Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole Warrant Shares designated by the Holder in the Subscription Form by (b) the Exercise Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or on the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of Warrant Shares for which such Warrant may still be exercised.

     1.4 Delivery of Stock Certificates on Exercise. The Company agrees that the Warrant Shares purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as provided herein. The Company shall deliver the Warrant Shares within three (3) Trading Days after exercise of this Warrant (or, in the event that payment and the surrendered Warrant is received after 12:00 Noon, New York City time, within four (4) Trading Days). If the Holder fails to receive a certificate or certificates representing the Warrant Shares pursuant to this Section 1.4 within the time period required above, then the Holder will have the right to rescind such exercise.

2. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price in effect and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 2.

     2.1 Dividends, Splits, Reclassifications Etc. (a) If after the Issue Date, the Company: (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock; (2) subdivides its outstanding shares of Common Stock into a greater number of shares; or (3) combines its outstanding shares of Common Stock into a smaller number of shares; then the Exercise Price in effect immediately prior to such action shall be adjusted to the number obtained by multiplying the Exercise Price by a fraction, the numerator which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such action.

          (b) If the Company issues any shares of its Common Stock (or is deemed to have issued shares of Common Stock) at a price below the Exercise Price, the Exercise Price shall be adjusted as follows:

     X = Number of shares of Common Stock (i) outstanding immediately prior to the issuance, and (ii) then issuable upon exercise of any of the Company's outstanding securities including, options, warrants and the Notes
     YA = Exercise Price immediately prior to the announcement of the issuance ZB = Aggregate consideration received by the Corporation
     Y  = Number of shares of Common Stock issued (or deemed issued) in the new issuance
    YAB = New Exercise Price

     YAB  =    YA ((X + ZB/YA) / (X + /Y))

          (c) If the Company issues any shares of its Common Stock (or is deemed to have issued shares of Common Stock) at a price below the Market Price, the Exercise Price shall be adjusted as follows:

     X = Number of shares of Common Stock (i) outstanding immediately prior to the issuance, and (ii) then issuable upon exercise of any of the Company's outstanding securities including, options, warrants and the Notes
     YA = Exercise Price immediately prior to the announcement of the issuance ZB = Aggregate consideration received by the Corporation
     M  = Market Price immediately prior to the announcement of the issuance
     Y  = Number of shares of Common Stock issued (or deemed issued) in the new issuance
    YAB = New Exercise Price

     YAB  =   YA ((X + ZB/YA) / (X + /Y))

          (d) If the Company makes any distribution payable in securities or assets of the Company (other than shares of Common Stock), then and in each such event provision shall be made so that the Holder of this Warrant shall receive upon exercise, in addition to the number of shares of Common Stock receivable hereupon, the amount of securities or assets of the Company which the Holder would have received had this Warrant been converted into Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Section 2.

          (e) The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment, a Holder of a share of this Warrant upon conversion of such Warrant may receive shares of two or more classes of Capital Stock of the Company, the Exercise Price will thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock with respect to the Common Stock on terms comparable to those applicable to Common Stock described herein.

          (f) Only one adjustment shall be made with respect to any event causing an adjustment. If an adjustment is required by Section 2.1(b) and (c) hereof, only the adjustment resulting in the greatest decrease in the Exercise Price shall be made.

          (g) For purposes of Section 2.1(b) and (c):

               (i) If the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock ("Convertible Securities"), then the number of shares of Common Stock issuable upon the exercise, exchange or conversion of such Convertible Securities, shall be deemed to be the issuance of Common Stock;

               (ii) The consideration receivable by the Company for Common Stock deemed issued pursuant to the preceding clause (i), shall be the total amount, if any, received by the Company as consideration for the issuance of such Convertible Securities, plus the aggregate amount of additional consideration payable to the Company upon the exercise, exchange or conversion of such Convertible Securities; and

               (iii) Upon the expiration or termination of any Convertible Securities, the Conversion Price, to the extent in any way affected by or computed using such Convertible Securities, shall then be recomputed to reflect the issuance of only the number of shares of Common Stock (and Convertible Securities which remain in effect) that were actually issued upon the exercise, exchange or conversion of such Convertible Securities.

          (h) No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least $0.01 in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations relating to anti-dilution adjustments shall be made to the nearest cent.

          (i) No adjustment need be made for rights to purchase Common Stock except upon the exercise thereof. In addition, no adjustment need be made for a change in the par value or no par value of the Common Stock. No adjustment shall be made to the Exercise Price for the issuance of any Excluded Stock.

          (j) If the Company is a party to a transaction involving a sale of substantially all of the assets of the Company or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of this Warrant will be required to assume the obligations of the Company with respect to this Warrant. In addition, if the Company in connection with any such transaction makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a holder of a share of this Warrant that exercises this Warrant would, upon such conversion, be entitled to receive, in addition to the shares of Common Stock into which such Warrant is exercisable, the kind and amount of securities, cash or other assets comprising the distribution that such holder would have received if such holder had exercised the Warrant immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

          (k) Whenever the Exercise Price is adjusted in accordance with this
Section 2, the Company shall: (1) forthwith compute the Exercise Price in accordance with this Section 2 and prepare and transmit to the Transfer Agent a certificate form an Officer setting forth the Exercise Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and (2) as soon as practicable following the occurrence of an event that requires an adjustment to the Exercise Price pursuant to Section 2 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the holder of the Warrant of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Exercise Price was determined and setting forth the adjusted Exercise Price.

          (l) After an adjustment to the Exercise Price, any subsequent event requiring an adjustment will cause a subsequent adjustment to the Exercise Price as so adjusted.

          (m) In connection with the exercise of this Warrant, no fractions of shares of Common Stock shall be issued, but the Company shall, with respect to any fractional interest: (i) pay cash with respect to the Market Price of such fractional share; or (ii) round up to the next whole share of Common Stock.

3. Certificate as to Adjustments. In each case of any adjustment or readjustment in the Warrant Shares issuable on the exercise of the Warrants, the Company will cause an Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including the number of Warrant Shares to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will mail a copy of each such certificate to the Holder of the Warrant and to the Transfer Agent.

4. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company agrees to use its best efforts to cause the Articles of Incorporation to be amended as soon as practicable to increase the authorized common stock to a number sufficient to support the issuance of the Common Stock underlying the Notes and this Warrant (the effective date of such amendment, the "Amendment Date"). Thereafter, the Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, a sufficient number of shares of Common Stock from time to time issuable on the exercise of the Warrant.

5. Definitions. As used herein, capitalized terms, in addition to the terms defined elsewhere herein and unless the context otherwise requires, have the following respective meanings:

          (a) "Business Day" means any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

          (b) "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

          (c) "Commission" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (d) "Common Stock" means (i) the Company's common stock, $0.001 par value per share , and (ii) any other securities into which or for which any of the securities described in clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          (e) "Exercise Price" mean $0.01, as adjusted in accordance with
Section 2 hereof.

          (f) "Excluded Stock" means (i) shares of Common Stock issued upon conversion of the Notes; (ii) shares of Common Stock issued by the Company in transactions that are described in Section 2.1(a). hereof; (iii) any shares of Common Stock or warrants issued by the Company in connection with the Binding Letter of Intent (as defined in the Securities Purchase Agreement) (iv) all options, warrants, and any other type of securities and any securities to be issued upon exercise or conversion thereof issued by the Company and outstanding as of the date hereof and listed on Schedule 4.7 of the Securities Purchase Agreement; and (v) shares of Common Stock issued upon exercise of this Warrant.

          (g) "Market Price" as of any date (the "Reference Date") means the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the American Stock Exchange, the New York Stock Exchange, the NASDAQ

Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, whichever is at the time the principal trading exchange or market for the Common Stock (a "Principal Market"), the volume weighted average price of the Common Stock on the Principal Market on which the Common Stock is then listed or quoted for the 10 Trading Days immediately preceding the Reference Date ; (b) if the Common Stock is not then listed or quoted on a Principal Market and if prices for the Common Stock are then quoted on the Over-The-Counter Bulletin Board, the volume weighted average price of the Common Stock on the Over-The-Counter Bulletin Board for the 10 Trading Days immediately preceding the Reference Date;
(c) if the Common Stock is not then listed or quoted on the Over-The-Counter Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the average of the closing bid and ask price per share of the Common Stock so reported for the 10 Trading Days immediately preceding the Reference Date; or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Company's Board of Directors acting reasonably and in good faith and evidenced by a resolution of such Board of Directors.

          (h) "Notes" means the 10%/12% Senior Convertible PIK Election Notes due 2012 issued by the Company.

          (i) "Officer" means the Chairman, any Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

          (j) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          (k) "Securities Purchase Agreement" shall mean the agreement, dated September 12, 2007, between Plainfield Peru I LLC, Plainfield Peru II LLC and the Company whereby the Company will issue 11,000,000 shares of the Company's Common Stock, the Notes and this Warrant.

          (l) "Trading Day" means a day on which the Common Stock traded on the Company's principal national securities exchange or quotation system or in the over-the-counter market and was not suspended from trading on any national securities exchange or quotation system or over-the-counter market at the close of business on such day.

          (m) "Transfer Agent" means Pacific Stock Transfer Company.

6. Assignment; Exchange of Warrant. Subject to compliance with all applicable securities laws, this Warrant, and all rights hereunder are assignable or transferable upon the surrender for exchange of this Warrant with endorsement of the holder of this Warrant proposing to effect the assignment (a "Transferor") in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with all applicable securities laws. The Company at its expense, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such

Transferor Endorsement Form (each, a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

7. Replacement of Warrant. If this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor, but only upon receipt of evidence of such loss, theft or destruction of such Warrant and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

8. No Shareholder Rights. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

9. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

10. Representations and Covenants of Holder. The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for its own account and not with a view to or for sale or distribution of said Warrant or Warrant Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares the Holder is acquiring are being acquired for, and will be held for, the Holder's account only.

11. Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Warrant shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following delivery of such notice to a reputable air courier service. Notices shall be delivered as follows:

          If to the Company:    Pure Biofuels Corp.
                                Av. Canaval y Moreyra 380 of 402
                                San Isidro, Lima
                                Peru
                                Attention:      Luis Goyzueta
                                Telephone:      +511-221-7365
                                Facsimile:      +511-221-7347
          with a copy to:       ARC Investment Partners, LLC
                                9440 Little Santa Monica Blvd., Suite 400
                                Beverly Hills, CA 90210
                                Attention:      Steven Magami
                                Telephone:      310-402-5901
                                Facsimile:      310-402-5947

          And:                  DLA Piper US LLP
                                1251 Avenue of the Americas
                                New York, NY 10020-1104
                                Attn:  Daniel I. Goldberg, Esq.
                                Telephone: 212-335-4966
                                Facsimile: 212-884-8466

          if to the Holder:     to its most recent address as set forth in the
                                books and records of the Company

          with a copy to:       Plainfield Asset Management LLC
                                55 Railroad Avenue
                                Greenwich, CT 06830
                                Attention: General Counsel
                                Telephone: 203-302-1700
                                Facsimile: 203-302-1779

12. Headings Descriptive. The headings of the several sections and subsections of this Warrant are inserted for convenience only and shall not in any way affect the meaning or construction of any term of this Warrant.

13. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) THIS WARRANT AND THE RIGHTS OF THE HOLDER AND THE OBLIGATIONS OF THE COMPANY HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS WARRANT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS WARRANT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS WARRANT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS

OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SECTION 11, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDER OF THIS WARRANT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

     (b) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS WARRANT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (c) THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS WARRANT.

14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing by the Company and the Holder. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                                  * * * * * * *

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.


                                                   PURE BIOFUELS CORP.


                                                   By:  /s/ Steven Magami
                                                      -------------------------
                                                   Name: Steven Magami
                                                   Title: President


                                                       Signature Page to Warrant

                                    Exhibit A

                              FORM OF SUBSCRIPTION
                   (to be signed only on exercise of Warrant)

TO:  PURE BIOFUELS CORP.

(1) Payment. The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ____), hereby irrevocably elects to purchase _________ shares of Common Stock of PURE BIOFUELS CORP. (the "Company") covered by such Warrant, Payment shall take the form of (check applicable box):

               [ ] in lawful money of the United States; or

               [ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1.2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1.2(c).

(2) The undersigned requests that the certificates for said shares of Common Stock be issued in the name of, and delivered to ____________________ whose address is_______________________________________________________________
_____________________________________________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:_________________________


                                    -------------------------------------

                                    -------------------------------------

                                    -------------------------------------
                                    (Signature must conform to name of
                                    holder as specified on the face of the
                                    Warrant)

                                    -------------------------------------

                                    -------------------------------------

                                    -------------------------------------

                                    -------------------------------------

                                    -------------------------------------
                                    (Address)

                                    Exhibit B

                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of PURE BIOFUELS CORP. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of PURE BIOFUELS CORP. with full power of substitution in the premises.


---------------------   ---------------------------   --------------------------
Transferees               Percentage Transferred          Number Transferred
---------------------   ---------------------------   --------------------------

---------------------   ---------------------------   --------------------------

---------------------   ---------------------------   --------------------------

---------------------   ---------------------------   --------------------------

Dated:____________, ______

                                        ----------------------------------

                                        ----------------------------------
                                        (Signature must conform to name of
                                        holder as specified on the face of the
                                        warrant)

Signed in the presence of:

--------------------------------
           (Name)

ACCEPTED AND AGREED:
[TRANSFEREE]

                                     -------------------------------------------

                                     -------------------------------------------

                                     -------------------------------------------
                                        (address)

                                     -------------------------------------------

                                     -------------------------------------------

                                     -------------------------------------------
                                        (address)